As filed with the Securities and Exchange Commission on September 27, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WEINGARTEN REALTY INVESTORS
(Exact name of registrant as specified in its charter)
Texas	74-1464203
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008
(713) 866-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew M. Alexander
President and Chief Executive Officer
Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008
(713) 866-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Toni Weinstein
Dentons US LLP
2000 McKinney Avenue, Suite 1900
Dallas, Texas 75201
(214) 647-2488

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)	$0(1)(2)
Common Shares of Beneficial Interest
Preferred Shares of Beneficial Interest
Depositary Shares
Warrants

(1)
This registration statement covers an indeterminate amount of each identified class of securities.

(2)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and resales by selling securityholders that may occur on an ongoing basis in securities that may be issued under this Registration Statement.

PROSPECTUS
Weingarten Realty Investors
Debt Securities, Common Shares, Preferred Shares,
Depositary Shares and Warrants

From time to time, we may offer to sell debt securities, common shares, preferred shares, depositary shares and warrants. Our debt securities may be convertible into, or exchangeable for, our common or preferred shares. The preferred shares may either be sold separately or represented by depositary shares.
We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common shares of beneficial interest trade on the New York Stock Exchange under the symbol “WRI.” Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.
Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 27, 2017.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference to this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or an applicable supplement is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf registration process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934 as amended, (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, you may read and copy our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of these documents may be available on our website (www.weingarten.com). Any other documents available on our website are not incorporated by reference into this prospectus.
This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein contains “forward-looking statements,” as defined under the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Generally, the words “believes,” “expects,” “intends,” “estimates,” “anticipates,” “projects,” “plans,” “may” or similar expressions identify forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, the following:
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disruptions in financial markets;

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general economic and local real estate conditions;

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the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business;

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financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms;

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changes in governmental laws and regulations;

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the level and volatility of interest rates;

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the availability of suitable acquisition opportunities;

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the ability to dispose of properties;

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changes in expected development activity;

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increases in operating costs;

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tax matters, including failure to qualify as a real estate investment trust; and

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investments through real estate joint ventures and partnerships, which involve risks not present in investments in which we are the sole investor.

Investors should carefully review our financial statements and the notes hereto, as well as the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
For these statements, we claim the protection of the safe harbor forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus and the applicable prospectus summary or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus and the applicable prospectus summary.

THE COMPANY
We are a real estate investment trust (“REIT”) organized under the Texas Business Organizations Code. Through a predecessor entity, we began the ownership of shopping centers and other commercial real estate in 1948. Our primary business is leasing space to tenants in the shopping centers we own. We also provide property management services for which we charge fees to either joint ventures where we are partners or other outside owners.
At June 30, 2017, we owned or operated under long-term leases, either directly or through our interest in real estate joint ventures or partnerships, a total of 216 properties, which are located in 18 states spanning the country from coast to coast. The portfolio of properties contains approximately 43.4 million square feet of gross leaseable area that is either owned by us or others.
At June 30, 2017, we also owned interests in 25 parcels of land held for development that totaled approximately 18.4 million square feet.
Our principal executive offices are located at 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008, and our phone number is (713) 866-6000. Our website address is www.weingarten.com. The information contained on our website is not part of this prospectus or any accompanying prospectus supplement.
RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for the repayment or refinancing of debt; the redemption of outstanding securities; acquisition of properties; the acquisition of real estate-related securities; development of new properties; redevelopment of existing properties; and working capital and general purposes. Pending the use thereof, we intend, generally, to apply any net proceeds to the reduction of indebtedness or invest them in short-term, interest-bearing securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends for the periods shown:
	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.05x	4.46x	4.05x	2.76x	3.42x	2.01x	1.51x
Ratio of earnings to combined fixed charges and preferred dividends(2)	3.05x	4.46x	4.05x	2.65x	3.09x	1.72x	1.17x

(1)
The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; and “fixed charges” consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized.

(2)
The ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the total of fixed charges and preferred share dividends. For this purpose, “earnings” consists of income from continuing operations before taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized) and amortization of previously capitalized interest; “fixed charges” consists of interest expense (including amortization of loan costs, debt discounts and interest within rental expense), and interest that has been capitalized; and “preferred share dividends” consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

DESCRIPTION OF DEBT SECURITIES
We may issue senior and subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our or our subsidiaries’ property or assets. By owning our debt securities, you will be one of our unsecured creditors.
Indentures
Any senior debt securities will be issued under a senior indenture dated as of May 1, 1995 between us and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association), as trustee, as supplemented by the First Supplemental Indenture dated August 2, 2006 and the Second Supplemental Indenture dated October 9, 2012, and any subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association), as trustee. The term “trustee” as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior debt securities or the subordinated debt securities.
We have summarized specific terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, fully define the rights of holders of debt securities. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see “Where You Can Find More Information” on page 1.
General
Unless otherwise provided in the prospectus supplement, the debt securities (whether senior or subordinated) will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of our present and future senior debt securities. See “— Subordinated Debt Securities” below.
The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.
Without your consent, we may engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of debt securities.
Modification of the Indentures
To change or modify any indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:
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to extend the maturity, or to reduce the principal, redemption premium or interest rate;

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change the place of payment, or the currency, for payment;

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limit the right to sue for payment;

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reduce the level of consents needed to approve a change to an indenture; or

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modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture.

Senior Debt Securities
Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities. Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.
Subordinated Debt Securities
The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event of any insolvency, bankruptcy or similar proceeding involving us or our properties.
The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.
The subordinated indenture prohibits us from making a payment of principal, premium, interest or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived.
Upon any distribution of our assets in connection with any dissolution, winding-up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.
Additional Terms of Debt Securities
A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the type and title of debt securities offered;

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any limit upon the total principal amount of the series of debt securities;

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the total principal amount and priority of the debt securities;

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the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

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the dates on which the principal of and premium, if any, on the debt securities will be payable or the method of determining such date;

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the interest rates (which may be fixed or variable) that the debt securities will bear, or the method for determining such rates;

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the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates;

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the date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment;

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the place where principal of, premium, if any, and interest, on the debt securities will be payable or at which the debt securities may be surrendered for registration of transfer or exchange;

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the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option, if we have that option;

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the obligation, if any, we have to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price at which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part;

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the denominations in which the debt securities are authorized to be issued;

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if the amount of principal of, or premium, if any, or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the method in which such amounts will be determined;

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the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;

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any changes to or additional events of default or covenants set forth in the indentures;

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the terms of subordination, if any;

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any special tax implications of the debt securities, including provisions for original issue discount securities;

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provisions, if any, granting special rights to the holders of the debt securities if certain specified events occur; the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons for taxes, assessments or similar charges;

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whether the debt securities will be issued in registered or bearer form or both;

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the date as of which any debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the debt securities;

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the forms of the securities and interest coupons, if any, of the series;

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if other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the debt securities;

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any means of defeasance or covenant defeasance that may be specified in the debt securities;

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whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interest in the global security may exchange those interests for certificated debt securities to be registered in the name of, or to be held by, the beneficial owners or their nominees;

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if the debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions;

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any definitions for the debt securities for that series that are different from or in addition to the definitions included in the applicable indentures;

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in the case of the subordinated indenture, the relative degree to which the debt securities shall be senior to or junior to other securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment;

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whether the debt securities are to be guaranteed and, if so, by identity of the guarantors and the terms of the guarantees;

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the terms, if any, upon which the debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property;

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any restrictions on the registration, transfer or exchange of the debt securities; and

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any other terms consistent with the indenture.

Certain Covenants
Under the indentures, we are required to:
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pay the principal, interest and any premium on the debt securities when due;

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maintain a place of payment;

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deliver a report to the trustee at the end of each fiscal year certifying our compliance with all of our obligations under the indentures;

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deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium;

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maintain an unencumbered total asset value (as defined in the indentures) in an amount of not less than 150% of the aggregate principal amount of all our and our subsidiaries’ outstanding unsecured debt;

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except as described under “— Merger, Consolidation and Sale of Assets,” do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration of trust and statutory) and franchises, unless the board of trust managers determines that the preservation thereof is no longer desirable in the conduct of our business;

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cause all of our material properties used or useful for the conduct of our business to be maintained and kept in good condition, repair and working order and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

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keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with the nationally recognized rating agencies; and

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pay or discharge or cause to be paid or discharged, before they shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income; and profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, we are not required to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Under the indentures, we may not:
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incur or permit a subsidiary to incur any debt (as defined in the indentures) which causes the aggregate principal amount of all our outstanding debt to become greater than 60% of the sum of (1) our total assets (as defined in the indentures) as of the end of the calendar quarter covered in our then most recent 10-K or 10-Q prior to the issuance of such additional debt and (2) the purchase price of any real estate assets or mortgages receivable acquired and any securities offering proceeds received since the end of such calendar quarter to the extent such proceeds were not used by us to acquire real estate assets or mortgages receivable or used to reduce debt;
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incur or permit a subsidiary to incur any debt if our ratio of consolidated income available for debt service (as defined in the indentures) to the annual service charge (as defined in the indentures) shall have been less than 1.5 on a pro rata basis for the four quarters then most recently ended; or

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incur any debt or permit a subsidiary to incur any debt secured by any mortgage lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured debt is greater than 40% of our total assets.

Events of Default, Notice and Waiver
Events of default under the indentures for any series of debt securities include:
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failure for 30 days to pay interest on any debt securities of that series;

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failure to pay principal of, or premium, if any, on any debt securities of that series;

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failure to pay any sinking fund payment when due;

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failure to perform or breach of any covenant or warranty contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

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default under any of our other debt instruments with an aggregate principal amount outstanding of at least $25,000,000; provided, however, that for so long as any of the securities issued pursuant to the indenture prior to October 9, 2012 are outstanding, a default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000 will be an event of default; or

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events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If an event of default occurs due to bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, no advance notice of acceleration is required; acceleration is automatic.
Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity.
Each indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration if:
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we have paid, or deposited with the trustee a sum sufficient to pay:

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all overdue interest on all debt securities of the applicable series;

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the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities;

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to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and

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all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

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all events of default, other than the non-payment of principal of, or interest on, the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.
Limitation on Suits
The indentures limit the right of holders of debt securities to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:
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the holder has given written notice to the trustee of default under the terms of that series of debt;

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the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

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the trustee has not commenced an action within 60 days of receipt of the notice, request and offer of indemnity; and

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no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities.

The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that
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the direction does not conflict with any rule of law or an indenture;

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the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

•
the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

Defeasance
Unless stated otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that are defeased will be deemed to have been discharged, except for:
•
the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•
the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•
the rights, powers, trusts, duties and immunities of the trustee; and

•
the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in the indentures by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “— Events of Default, Notice and Waiver” will no longer constitute an event of default with respect to the debt securities.
Unless stated otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:
•
we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (1) currency in which those debt securities are then specified as payable at maturity, (2) government securities (as defined in the applicable indenture) or (3) any combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•
in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•
we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or

•
since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law,

the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
•
in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(6) and 501(7) of the indentures are concerned, at any time during the period ending on the 91st day after the date of deposit;

•
the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
we will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•
we will deliver to the trustee an opinion of counsel to the effect that either (1) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (2) all necessary registrations under the Investment Company Act have been effected.

Conversion
Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares. See “Restrictions On Ownership” on page 24.
Merger, Consolidation and Sale of Assets
Each indenture generally permits us to consolidate or merge with another entity. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor entity.
Modifications and Amendments
Unless stated otherwise in a prospectus supplement, we and the trustee may modify and amend any indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:
•
change the stated maturity of the principal of, or any installment of interest on, any debt security;

•
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•
change the currency in which the principal or premium, if any, of any debt security or the interest thereon is payable;

•
reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults; or

•
modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend any indenture without the consent of the holders if the modification or amendment does only the following:
•
evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

•
adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

•
adds any additional event of default for the benefit of the holders of all or any series of debt securities;

•
adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

•
changes or eliminates any provision affecting only debt securities not yet issued;

•
secures the debt securities of any series;

•
establishes the form or terms of debt securities of any series not yet issued;

•
evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•
cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•
supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

Original Issue Discount
We may issue debt securities under any indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities,” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:
•
does not provide for the payment of interest prior to maturity; or

•
is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Denominations, Interest, Registration and Transfer
Unless the prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of  $2,000 and integral multiples of  $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued in bearer form will be issuable in denominations of  $5,000.
Unless otherwise provided in the applicable prospectus supplement, the trustee will pay the principal of, and any premium and interest on, the debt securities and will register the transfer of any debt securities at its offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.
Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as fully described in the applicable indenture.
Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.
Neither we nor the trustee will be required to:
•
issue, register the transfer of, or exchange of, debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•
register the transfer of, or exchange of, any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of, or exchange of, any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities
We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of  $2,000 or any integral multiple of  $1,000 and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s partnership nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:
(1)
will not be entitled to have debt securities represented by such global security registered in their names;

(2)
will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3)
will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.
Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:
(1)
DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2)
we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3)
there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

The following is based on information furnished to us by DTC:
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s highest rating: AA+. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the trustee’s DTC account.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt securities will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.
Neither we, the applicable trustee, nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
Certificated Notes
Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.
We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:
•
we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

•
there has occurred and is continuing an event of default or any event which after notice or lapse of time or both would be an event of default, in which case we will issue notes to a Beneficial Owner at the request of that beneficial holder; or

•
we, at our option, elect to terminate use of the book-entry system through DTC.

If any of the above events occurs, DTC is required to notify all Direct Participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global notes along with instructions for re-registration. The trustee will re-issue the notes in full certificated registered form and will recognize the registered holders of the certificated notes as holders under the senior indenture.
Governing Law
Unless stated otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.
DESCRIPTION OF CAPITAL SHARES
We are a Texas REIT. Your rights as a shareholder are governed by the Texas Business Organizations Code, our declaration of trust and our bylaws. The following summary of terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.
Authorized Shares
Our declaration of trust provides that we may issue up to 285,000,000 shares of beneficial interest, consisting of 275,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At June 30, 2017, 128,418,167 common shares were outstanding, and no preferred shares were outstanding. Computershare Trust Company, N.A. is the transfer agent and registrar of our common shares.
Shareholder Liability
Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our declaration of trust, and (2) does not provide similar limitations of liability applicable to real estate investment trusts or other trusts, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.
Common Shares
Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. The right to vote is subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, which we describe under “Restrictions On Ownership” below. There is no cumulative voting in the election of trust managers. Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.
According to the terms of our declaration of trust, bylaws and Texas law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:
•
the election of trust managers (which provides that trust managers remain on the board unless and until a nominee for that board seat receives the affirmative vote of the holders of 66 2∕3% of our common shares);

•
the amendment of our declaration of trust by shareholders (which requires the approval of the board of trust managers and the affirmative vote of 66 2∕3% of all votes entitled to be cast on the matter);

•
our termination, winding-up of affairs and liquidation (which requires the affirmative vote of 66 2∕3% of all the votes entitled to be cast on the matter); and

•
our merger or consolidation with another entity or sale of all or substantially all of our assets (which requires the approval of the board of trust managers and the affirmative vote of 66 2∕3% of all the votes entitled to be cast on the matter).

Dividends.    Subject to any preferential rights of any outstanding series of preferred shares, the holders of our common shares are entitled to such dividends and distributions as may be declared from time to time by the board of trust managers from funds available therefor. We may pay dividends in either cash, property or in common shares. Payment and declaration of dividends on our common shares by us will be subject to certain restrictions if we fail to pay dividends on our preferred shares.
Distributions and Liquidation Rights.    Upon any liquidation, dissolution or winding-up, holders of our common shares will be entitled to share equally and ratably in any assets available for distribution to them after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any outstanding preferred shares.
No Preemptive Rights.    No holders of our common shares have preemptive or other rights to purchase or subscribe for any common shares.
REIT Restrictions On Ownership and Transfer.    Our common shares are subject to certain restrictions on ownership and transfer that were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see “Restrictions On Ownership.”
Stock Exchange Listing.    Our common shares are traded on the New York Stock Exchange under the trading symbol “WRI.”
Preferred Shares
Our declaration of trust authorizes our board of trust managers to issue up to 10,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. No shareholder approval is required for the issuance of preferred shares.

Future Series of Preferred Shares.    The applicable prospectus supplement shall set forth with respect to each series that may be issued and sold pursuant hereto:
•
the designation of such shares and the number of shares that constitute such series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to the payment of dividends with respect to other classes or series of our capital shares;

•
the dividend periods (or the method of calculation thereof);

•
the voting rights, if any, of the shares;

•
the terms and amount of a sinking fund, if any;

•
the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of our capital shares and any other rights of the shares of such series upon our liquidation or winding-up;

•
whether or not and on what terms the shares of such series will be subject to redemption or repurchase at our option;

•
whether and on what terms the shares of such series will be convertible into or exchangeable for our other debt or equity securities;

•
whether the shares of such series of preferred shares will be listed on a securities exchange;

•
any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “Restrictions On Ownership,” in each case as may be appropriate to preserve our status as a REIT;

•
any special United States federal income tax considerations applicable to such series;

•
any listing of the preferred shares on any securities exchange;

•
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of our affairs; and

•
the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Business Organizations Code.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of trust managers. We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable resolutions for a complete description of all of the terms.
Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding-up, the preferred shares will rank senior to our common shares and to all other classes and series of our equity securities now or later authorized, issued or outstanding, other than any classes or series of equity securities that by their terms specifically rank equal or senior to the preferred shares. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding-up as “junior shares;” we refer to equity securities that by their terms rank equal to the preferred shares as “parity shares;” and we refer to equity securities that by their terms rank senior to the preferred shares as “senior shares.” The preferred shares are junior to all of our outstanding debt securities. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by our declaration of trust.

Dividends.    Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trust managers and declared by us out of our assets legally available for payment, dividends or distributions in cash, property or other assets or in our securities or from any other source as our board of trust managers in its discretion, determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on our books on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trust managers.
These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trust managers fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.
No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless:
•
full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods have been or contemporaneously authorized and paid or authorized;

•
any cumulative preferred shares have been or contemporaneously authorized and paid or authorized; and

•
a sum sufficient for payment is set apart for payment.

When dividends are not paid in full or a sum sufficient for the full payment is not set apart, dividends upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares with equivalent dividend ranking must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then current dividend period per share on those preferred shares. Any accumulated, accrued or unpaid dividends for prior dividend periods on shares of other preferred shares, including required or permitted accumulations, if any, shall also bear the same ratio to each other.
No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:
•
no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

•
we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

•
we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

Liquidation.    If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all of the outstanding preferred shares and parity stock, then the holders of each series of stock will share in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any future participation in any distribution of assets by us.
Voting.    The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of a majority of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:
•
increase or decrease the aggregate number of authorized share of the class or any security ranking senior to the preferred shares;

•
increase or decrease the par value of the shares of the class; or

•
alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

No other rights.    The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable resolutions creating the series of preferred shares or as otherwise required by law.

DESCRIPTION OF DEPOSITARY SHARES
General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of a preferred share represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights ) as designated by our board of trust managers. The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information” on page 1.
As of the date of this prospectus, no depositary shares were outstanding.
Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.
Withdrawal of Shares.    Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption.    Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights.    Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.
Liquidation Preference.    In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Shares.    The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.
Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.
We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if  (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•
each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

Fees of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous.    The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither us nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.
If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
RESTRICTIONS ON OWNERSHIP
Maintaining REIT Status
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of restrictions on ownership, “capital shares” means our common shares and any securities convertible into common shares.
Because the board of trust managers believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:
•
create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

•
result in shares being owned by fewer than 100 persons;

•
result in our being “closely held” within the meaning of Section 856(h) of the Code; or

•
result in our disqualification as a REIT.

Shares held by a person in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. Such excess shares shall be treated as treasury shares. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. All certificates representing capital shares will bear a legend referring to the restrictions described above.
All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding common shares must file written notice with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each common shareholder shall upon demand be required to disclose to us in writing such information with respect to the actual and constructive ownership of shares as our board of trust managers deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.
These restrictions on ownership may have the effect of precluding the acquisition of control unless our board of trust managers and shareholders determine that maintenance of REIT status is no longer in our best interests.
Business Combinations
Our declaration of trust requires that except in certain circumstances, a business combination between us and a related person must be approved by the affirmative vote of the holders of not less than 80% of our outstanding common shares, including the affirmative vote of the holders of not less than 50% of the outstanding common shares not owned by the related person. However, the 50% voting requirement is not applicable if the business combination is approved by the affirmative vote of the holders of not less than 90% of our outstanding common shares. Our declaration of trust provides that a “business combination” is:
(1)
any merger or consolidation, if and to the extent permitted by law, of us or our subsidiary, with or into a related person;

(2)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of us and our subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a related person;

(3)
the issuance or transfer by us or our subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities by us or our subsidiary to a related person;

(4)
any reclassification of securities (including any reverse share split) or recapitalization by us, the effect of which would be to increase the voting power of the related person;

(5)
the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related person which involves any transfer of assets, or any other transaction, in which the related person has any direct or indirect interest (except proportionally as a shareholder);

(6)
any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and

(7)
any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

A “related person” generally is defined in the declaration of trust to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of our outstanding common shares.
The 80% and 50% voting requirements outlined above will not apply, however, if:
(1)
the trust managers by a vote of not less than 80% of the trust managers then holding office (a) have expressly approved in advance the acquisition of our common shares that caused the related person to become a related person or (b) have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

(2)
the business combination is solely between us and another corporation, 100% of the voting stock of which is owned directly or indirectly by us; or

(3)
the business combination is proposed to be consummated within one year of the consummation of a fair tender offer (as defined in the declaration of trust) by the related person in which the business combination, the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of our common shares in the business combination is not less than the price offered in the fair tender offer;

(4)
all of the following conditions shall have been met:

(a)
the business combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of common shares in the business combination is not less than the highest per share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the related person in acquiring any of its holdings of our common shares, which shall constitute a “fair price;”

(b)
the consideration to be received by such holders is either cash or, if the related person shall have acquired the majority of its holdings of our common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

(c)
after such person has become a related person and prior to consummation of such business combination:

•
there shall have been no reduction in the annual rate of dividends, if any, paid per share on our common shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in our net income for the period for which such dividends are declared and except as approved by a majority of the trust managers continuing in office; and

•
such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by us prior to the consummation of such business combination (other than in connection with financing a fair tender offer); and

(d)
proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of our common shares at least 30 days prior to the consummation of the business combination for the purpose of soliciting shareholder approval of the business combination; or

(5)
the “rights” (as defined below) shall have become exercisable.

If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person, which shall be considered as the “acquisition date”:
(1)
a business combination meeting all of the requirements of paragraphs (4)(a)(b)(c) and (d) above regarding the applicability of the 80% voting requirement shall not have been consummated;

(2)
a fair tender offer shall not have been consummated; and

(3)
we have not been dissolved and liquidated,

then, in such event the beneficial owner of each common share (not including shares beneficially owned by the related person) shall have the right (each a “right” and collectively the “rights”) which may be exercised subject to certain conditions, commencing at the opening of business on the one year anniversary date of the acquisition date and continuing for a period of 90 days thereafter, subject to certain extensions, to sell to us on the terms set forth herein one share upon exercise of such right. At 5:00 p.m., New York, New York time, on the last day of the exercise period, each right not exercised shall become void, all rights in respect thereof shall cease as of such time and the certificates shall no longer represent rights.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of preferred shares or common shares. We may issue warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the type and number of securities purchasable upon exercise of such warrants;

•
the designation and terms of the other offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•
the date, if any, on and after which such warrants and the related securities will be separately transferable;

•
the price at which each security purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
any anti-dilution protection;

•
a discussion of certain federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the preferred shares or common shares purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of preferred shares or common shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.
FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes our taxation and the material federal income tax consequences associated with an investment in our securities. The tax treatment of securityholders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:
•
dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
banks and other financial institutions;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Holders”);

•
certain insurance companies;

•
persons liable for the alternative minimum tax;

•
persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•
non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Holders”); and

•
holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.
Taxation of Weingarten Realty Investors as a REIT
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1985. Dentons US LLP has provided us an opinion that for our taxable year ended December 31, 2016, we qualified as a REIT under the Code, that we are organized and our manner of operation is in conformity with the requirements for qualification and taxation as a REIT under the Code as of the date of this Registration Statement, and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2017. You should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Dentons US LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Dentons US LLP by us.
Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of share ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Dentons US LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify as a REIT” below.
The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.
As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:
•
First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains;

•
Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference;

•
Third, if we have (a) net income from the sale or other disposition of  “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income;

•
Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the applicable safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions;

•
Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “— REIT Qualification — Gross Income Tests,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of  (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability;

•
Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of  $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests;
•
Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of  $50,000 for each failure to satisfy the REIT qualification requirements;

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Eighth, if we should fail to distribute during each calendar year at least the sum of  (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required dividend over the amounts actually distributed.

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Ninth, if we acquire any appreciated asset from a C corporation (a corporation that has to pay full corporate-level federal income tax) in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset, and we recognize gain on the disposition of that asset during the 5-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition;

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Tenth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “— REIT Qualification”) or as a result of services provided by our taxable REIT subsidiaries to our tenants, we will be subject to a 100% tax on the amount of our non-arm’s length income;

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Eleventh, we may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. securityholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for the proportionate share of the tax we paid; and

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Twelfth, income earned by our taxable REIT subsidiaries will be subject to tax at regular rates.

REIT Qualification
To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.
Organizational Requirements.    The Code defines a REIT as a corporation, trust or association:
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that is managed by one or more trustees or directors;

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the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

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that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

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the beneficial ownership of which is held by 100 or more persons;

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during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

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which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.
We believe that we have been organized, have operated and have issued sufficient shares to satisfy the conditions described in all seven bullet points set forth above. Our charter provides for restrictions regarding the ownership and transfer of our capital shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points set forth above. The ownership and transfer restrictions pertaining to capital shares are described earlier under the heading “— Restrictions On Ownership.”
For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT, that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.
If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, actions taken by any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of any entity that is either a disregarded entity (including a qualified REIT subsidiary) or a partnership for U.S. federal income tax purposes in which we maintain an interest.
In addition, the Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships (including partnerships in which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017) among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest, and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by the Bipartisan Budget Act of 2015 depend in many respects on the promulgation of future regulations or other guidance by the U.S. Treasury.
Taxable REIT Subsidiaries.   A taxable REIT subsidiary, or a “TRS” is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.
A TRS is subject to federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our taxable REIT subsidiaries will also be subject to tax, either (i) to us if we do not pay the dividends received to our shareholders as dividends, or (ii) to our shareholders if we do pay out the dividends received to our shareholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the parent REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “— Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 25% (20% for taxable years beginning after December 31, 2017) of the total value of our assets. We expect that the aggregate value of all of our interests in taxable REIT subsidiaries will represent less than 25% (20% for taxable years beginning after December 31, 2017) of the total value of our assets, and we will, to the extent necessary, take actions necessary to satisfy the 25% (20% for taxable years beginning after December 31, 2017) value limit. We cannot, however, assure that we will always satisfy this value limit or that the IRS will agree with the value we assign to any TRS in which we own an interest.
A TRS is not permitted to directly or indirectly operate or manage a “lodging facility” or a “health care facility.” A “lodging facility” is defined as a “hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis.” A “health care facility” is defined as a “hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients.” We do not own an interest in any TRS that operates or manages a lodging facility or health care facility.
We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a TRS for providing services that are non-customary and services to unrelated parties (such as our third-party development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties in a TRS if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.
Gross Income Tests.    We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property (including interest on an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation);

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities or any combination of these.
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.    Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages: (a) are fixed at the time the leases are entered into, (b) are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and (c) conform with normal business practice. More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all of the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts (and fixed percentages of receipts or sales), and not to any extent by reference to any person’s net income or profits, in compliance with the rules above.

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Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any lessee directly.

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Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease.

The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%.
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Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We do not intend to perform any services other than customary ones for our lessees, other than services provided through independent contractors or taxable REIT subsidiaries. If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS and our income from the services exceeds 1% of our income from the related property.
Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties, penalties for nonpayment or late payment of rent, lease application or administrative fees. These and other similar payments should qualify as “rents from real property.”
Interest.   The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:
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the aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate adjusted bases of all our assets as of the beginning of the taxable year;

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the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all our assets as of the beginning of the taxable year;

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for sales after December 31, 2015, the aggregate adjusted bases of property sold during the year of sale is 20% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, and the aggregate adjusted bases of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate adjusted bases of all of our assets on the first day of the year of sale and the two preceding years; or

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for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on certain income from foreclosure property. We do not own any foreclosure properties and do not expect to own any foreclosure properties in the future.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided that we satisfy the identification requirements discussed below. A “hedging transaction” means (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). Effective for taxable years beginning after December 31, 2015, if we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction (a “Counteracting Hedge”), income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
As a general matter, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as follows:
“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.
“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.
Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

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we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “— Taxation of Weingarten Realty Investors as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests.   To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:
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First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property,” and (h) investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term;

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Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

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Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

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Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries;

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Fifth, no more than 25% of the value of our total assets may be represented by securities other than those securities that are includible for purposes of the 75% asset test; and

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Sixth, for taxable years beginning after December 31, 2015, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of  “debt instruments issued by publicly offered REITs” in the definition.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.
Failure to Satisfy the Asset Tests.   We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions generally will be available for failures of the 5% asset test and the 10% asset tests if  (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered (or the period of time prescribed in Treasury Regulations to be issued), or (ii) the failure is due to ownership of assets that exceed the amount in (i) above, the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered (or the period of time prescribed in Treasury Regulations to be issued), and we pay a tax consisting of the greater of  $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.
Distribution Requirements.   Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gains, to our shareholders in an aggregate amount not less than: the sum of  (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.
We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.
In order to be taken into account for purposes of our distribution requirement, unless (for distributions made in taxable years beginning after December 31, 2014) we qualify as a “publicly offered REIT,” the amount distributed must not be preferential (i.e., every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated other than according to its dividend rights as a class). We believe that we are, and expect we will continue to be, a “publicly offered REIT.”
To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of  (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.
We may elect to retain and pay income tax on the net long-term capital gains we receive in a taxable year. See “— Taxation of Taxable U.S. Holders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares or pay dividends in the form of taxable stock dividends.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements.   We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of the outstanding common stock. We have complied and intend to continue to comply with these requirements.
Accounting Period.   In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.
Failure to Qualify as a REIT.   If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be able to deduct distributions to our shareholders nor would we be required to make any distributions to our shareholders. In such event, any dividends to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual shareholders). Corporate shareholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.
Relief From Certain Failures of the REIT Qualification Provisions.   If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of  $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.
Taxation of Taxable U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of securities that is for U.S. federal income tax purposes:
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a citizen or individual resident of the U.S.;

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a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

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a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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an estate the income of which is subject to U.S. federal income tax regardless of its source.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual shareholders), including dividends from our TRS, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Distributions made by us will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations.
Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock has been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other shares.
Dividends authorized by us in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided that we actually pay the dividend in January of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.
We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our shareholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.
Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain.

When a taxable U.S. holder sells or otherwise disposes of our stock, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the stock as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the stock for more than one year. Long-term capital gains of an individual taxable U.S. holder are generally taxed at preferential rates. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of  $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our stock that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder;

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results in a “complete termination” of the U.S. holder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.
3.8% Medicare Tax
Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of our equity or debt obligations, subject to certain exceptions. Prospective investors are urged to consult their tax advisors regarding the effect of this tax on an investment in our securities.

Information Reporting Requirements and Backup Withholding
We will report to our holders of our debt securities and stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to interest or dividends unless the holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “— Taxation of Non-U.S. Holders.”
Taxation of Tax-Exempt Holders
Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in a trade or business.
Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:
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is described in Section 401(a) of the Code;

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is tax-exempt under Section 501(a) of the Code; and

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holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:
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it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

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either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of  (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “— Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Taxation of Non-U.S. Holders
The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.
Ordinary Dividends.   Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8 BEN or W-8BEN-E, as applicable) is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements are met.
Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.
Return of Capital.   Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.
Capital Gain Dividends.   For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 10% of our common stock at any time during the taxable year, provided our common stock is “regularly traded” on an established securities market in the U.S. We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.
Sale of Common Stock.   Gain recognized by a non-U.S. holder upon a sale or exchange of our common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of our common stock, however, because our stock is publicly traded, no assurance can be given that we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.
If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common stock, provided that our common stock is “regularly traded” on an established securities market in the U.S., only if the selling non-U.S. holders owned more than 10% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the shareholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under the Foreign Investment in Real Property Tax Act of 1980, as amended. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended. Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these rules to their particular investment in our stock.
Backup Withholding and Information Reporting.   If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:
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dividend payments; and

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the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, provided neither we nor your broker has actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker: (a) a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S.

person, or (b) other documentation upon which we may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) you otherwise establish an exemption.
Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
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the proceeds are transferred to an account maintained by you in the U.S.;

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the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

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the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.
In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:
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a U.S. person;

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a controlled foreign corporation for U.S. tax purposes;

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a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

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a foreign partnership, if at any time during its tax year: (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Under legislation which recently took effect, withholding taxes may apply to certain types of payments made to “foreign financial institutions.” Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from, the sale or other disposition of our shares to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other specified requirements. Certain non-U.S. holders residing in jurisdictions with an applicable “intergovernmental agreement” may, in lieu of the foregoing requirements, be required to collect and disclose such information to their over government. These rules currently apply to payments of dividends on our shares, and will apply to payments of gross proceeds from a sale or other disposition of such shares on or after January 1, 2019. Prospective investors are urged to consult with their tax advisors regarding the possible implication of this legislation and recent guidance from the IRS in respect of an investment in our shares.
State and Local Taxes
We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Taxation of Debt Securities Held by U.S. Holders
Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.
A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.
Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.
The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.
Disposition.   In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain in excess of accrued interest not previously included in income by the holder or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year.
Taxation of Debt Securities Held by Non-U.S. Holders
Interest.   Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with its conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:
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such non-U.S. holder does not actually or constructively own a 10% or greater interest in our capital or profits;

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such non-U.S. holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

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such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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(a) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.
A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business and the holder provides us with appropriate certification as discussed below.
If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.
Sale or Other Taxable Disposition of the Debt Securities.   A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a debt security.
U.S. Trade or Business.   If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common shares or preferred shares may be issued by us upon conversion of our debt securities or upon exercise of warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by us for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.
Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.
LEGAL MATTERS
Unless otherwise noted in a prospectus supplement, Dentons US LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from the Weingarten Realty Investors’ Annual Report on Form 10-K and the effectiveness of Weingarten Realty Investors’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to the adoption of ASU 2014-08). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF DOCUMENTS BY REFERENCE
This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7 of Form 8-K):
•
Annual Report on Form 10-K for the year ended December 31, 2016.

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

•
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

•
Current Report on Form 8-K filed April 25, 2017 (filed under Item 5.07).

•
The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

Any person, including any beneficial owner, to whom this prospectus is delivered, may request copies of any or all of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:
Weingarten Realty Investors
2600 Citadel Plaza Drive
Suite 125
Houston, Texas 77008
(713) 866-6000
Alternatively, copies of these documents may be available on our website (www.weingarten.com). Any other documents available on our website are not incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:
SEC Registration Fee	$	*
Printing and Engraving Costs		—
Accounting Fees and Expenses		50,000
Legal Fees and Expenses		50,000
Trustee and Registrar Fees		—
Miscellaneous		—
Total		$100,000

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 8.051 of the Texas Business Organizations Code requires that we indemnify any officer, trust manager or agent against reasonable expenses actually incurred by the person in connection with a proceeding in which he is a respondent because the person is or was an officer, trust manager or agent if the person is wholly-successful on the merits or otherwise, in the defense of the proceeding.
Pursuant to Section 8.052 of the Business Organizations Code, on application of an officer, trust manager or agent and after notice is provided as required by the court, a court may order us to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The court may order indemnification without regard to whether the officer, trust manager or agent applying to the court satisfies the requirements of Section 8.101 or has been found liable to the business; or because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. In such cases, the indemnification ordered by the court is limited to reasonable expenses.
Section 8.101 of the Business Organizations Code permits us to indemnify an officer, trust manager or agent who was, is, or is threatened to be made a respondent in a proceeding if it is determined that the person (A) acted in good faith; and (B) reasonably believed:
(i)
in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and

(ii)
in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and

(C)
in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful;

(i)
with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(ii)
indemnification should be paid.

A person does not fail to meet the standards listed above solely because of the termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent.
We may indemnify an officer, trust manager or agent against (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

If the person is found liable to us or is found liable because the person improperly received a personal benefit, indemnification:
(1)
is limited to reasonable expenses actually incurred by the person in connection with the proceeding;

(2)
does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and

(3)
may not be made in relation to a proceeding in which the person has been found liable for:

(A)
willful or intentional misconduct in the performance of the person’s duty to the enterprise;

(B)
breach of the person’s duty of loyalty owed to the enterprise; or

(C)
an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

An officer, trust manager or agent is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.
The determinations required under Section 8.101 of the Business Organizations Code and described above, must be made by:
(1)
a majority vote of the board of trust managers who at the time of the vote are disinterested and independent, regardless of whether the trust managers who are disinterested and independent constitute a quorum;

(2)
a majority vote of a committee of the board of trust managers if the committee:

(A)
is designated by a majority vote of the trust managers who at the time of the vote are disinterested and independent, regardless of whether those who are disinterested and independent constitute a quorum; and

(B)
is composed solely of one or more trust managers who are disinterested and independent;

(3)
special legal counsel selected by the board of trust managers, or selected by a committee of the board of trust managers, by vote in accordance with items (1) or (2) in this paragraph;

(4)
our shareholders in a vote that excludes the shares held by each trust manager who is not disinterested and independent; or

(5)
a unanimous vote of our shareholders.

If special legal counsel determines that a person meets the standards described above, the special legal counsel shall determine whether the amount of expenses other than a judgment is reasonable, but may not determine whether indemnification should be paid. The determination whether indemnification should be paid must be made in a manner specified by items (1), (2), (4) or (5) of this paragraph.
A provision contained in the declaration of trust, bylaws, a trust manager or a shareholder resolution, or an agreement that requires the indemnification of a person who meets the standard described above constitutes a determination under Section 8.101(a)(3) that indemnification should be paid even though the provision may not have been adopted or authorized in the same manner as the determinations required. The determinations required under Section 8.101(a)(1) and (2) must be made in a manner described above.
Subsection (c) of Section 200.312 of the Business Organizations Code provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another person, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.
Article Sixteen of our amended and restated declaration of trust provides that we shall indemnify officers and trust managers, as set forth below:
(a)
We shall indemnify, to the extent provided in our bylaws, every person who is or was serving as our or our corporate predecessor’s director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is, or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

(b)
If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our or our corporate predecessor’s director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

Our bylaws provide that we may indemnify any trust manager or officer who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was serving as our trust manager, officer, employee or agent, or is or was serving at our request in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (1) conducted himself in good faith; (2) reasonably believed that, in the case of conduct in his official capacity, his conduct was in our best interests, and that, in all other cases, his conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to us, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable to us for willful or intentional misconduct in the performance of his duty.
ITEM 16.   EXHIBITS
The list of exhibits is incorporated herein by reference to the Exhibit Index.
ITEM 17.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of September, 2017.
WEINGARTEN REALTY INVESTORS
By: /s/ Andrew M. Alexander Andrew M. Alexander President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew M. Alexander, Stanford Alexander, Stephen C. Richter and Joe D. Shafer, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any related Rule 462(b) Registration Statements and any amendments thereto and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
By:	/s/ Andrew M. Alexander Andrew M. Alexander	Chief Executive Officer, President and Trust Manager	September 27, 2017
By:	/s/ Stanford Alexander Stanford Alexander	Chairman and Trust Manager	September 27, 2017
By:	/s/ Shelaghmichael Brown Shelaghmichael Brown	Trust Manager	September 27, 2017
By:	/s/ James W. Crownover James W. Crownover	Trust Manager	September 27, 2017
By:	/s/ Stephen A. Lasher Stephen A. Lasher	Trust Manager	September 27, 2017
By:	/s/ Stephen C. Richter Stephen C. Richter	Executive Vice President and Chief Financial Officer	September 27, 2017
By:	/s/ Thomas L. Ryan Thomas L. Ryan	Trust Manager	September 27, 2017
By:	/s/ Douglas W. Schnitzer Douglas W. Schnitzer	Trust Manager	September 27, 2017

Signature		Title	Date
By:	/s/ C. Park Shaper C. Park Shaper	Trust Manager	September 27, 2017
By:	/s/ Marc J. Shapiro Marc J. Shapiro	Trust Manager	September 27, 2017
By:	/s/ Joe D. Shafer Joe D. Shafer	Senior Vice President and Chief Accounting Officer	September 27, 2017

EXHIBIT INDEX
Exhibit Number
*	1.1	Form of Underwriting Agreement for debt securities.
*	1.2	Form of Underwriting Agreement for equity securities.
*	1.3	Form of Distribution Agreement for medium-term notes.
	4.1	Form of Indenture for Senior Debt Securities dated as of May 1, 1995 between Weingarten Realty Investors and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association) (filed as Exhibit 4(a) to our Registration Statement on Form S-3 (No. 33-57659) and incorporated herein by reference).
	4.2	First Supplemental Indenture, dated August 2, 2006, between Weingarten Realty Investors and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association) (filed as Exhibit 4.1 to our Form 8-K on August 2, 2006 and incorporated herein by reference).
	4.3	Second Supplemental Indenture, dated October 9, 2012, between Weingarten Realty Investors and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association) (filed as Exhibit 4.1 to our Form 8-K on October 9, 2012 and incorporated herein by reference).
	4.4	Form of Indenture for Subordinated Debt Securities dated as of May 1, 1995 between Weingarten Realty Investors and The Bank of New York Mellon Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, successor to Texas Commerce Bank National Association) (filed as Exhibit 4(b) to our Registration Statement on Form S-3 (No. 33-57659) and incorporated herein by reference).
	4.5	Form of Fixed Rate Senior Medium Term Note (filed as Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
	4.6	Form of Floating Rate Senior Medium Term Note (filed as Exhibit 4.20 to our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
	4.7	Form of Fixed Rate Subordinated Medium Term Note (filed as Exhibit 4.21 to our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
	4.8	Form of Floating Rate Subordinated Medium Term Note (filed as Exhibit 4.22 to our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).
*	4.9	Form of Designating Resolution of preferred shares.
*	4.10	Form of senior debt security.
*	4.11	Form of subordinated debt security.
*	4.12	Form of fixed rate senior medium term note.
*	4.13	Form of floating rate senior medium term note.
*	4.14	Form of fixed rate subordinated medium term note.
*	4.15	Form of floating rate subordinated medium term note.
*	4.16	Form of preferred share certificate.
*	4.17	Form of securities warrant agreement.
*	4.18	Form of deposit agreement.
*	4.19	Form of depositary share.
*	4.20	Form of depositary receipt.
	5.1	Opinion of Dentons US LLP as to the legality of the securities being registered.
	8.1	Opinion of Dentons US LLP as to certain tax matters

12.1	Computation of ratios.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).
23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility of Trustee on Form T-1 (filed as Exhibit 25.1 on registration statement on Form S-3 (No. 333-138336) and incorporated herein by reference).

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.